UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
November 19, 2007

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

Executive Compensation

On November 19, 2007, the Registrant approved an increase in the base salary of its Senior Vice President and Chief Operating Officer, S. Russell Stubbs, from $225,000 to $245,250.  The increase is effective retroactively from January 1, 2007.  A summary of the revised compensation arrangements with Mr. Stubbs is filed herewith as Exhibit 10.1.

On November 19, 2007, the Registrant approved an increase in the base salary of its Senior Vice President and Chief Financial Officer, Thomas G. Yetter, from $210,000 to $222,600.  The increase is effective retroactively from January 1, 2007.  A summary of the revised compensation arrangements with Mr. Yetter is filed herewith as Exhibit 10.2.

Prior to these actions, the last such adjustment for either Mr. Stubbs or Mr. Yetter was on May 16, 2006.

ITEM 8.01.	Other Events

On November 19, 2007, the Registrant’s Board of Directors declared a quarterly cash dividend of $0.03 per share of the Registrant’s Common Stock to be paid on December 14, 2007 to holders of record as of November 28, 2007.  A copy of the press release announcing the payment of a cash dividend is furnished to, but not filed with, the Commission as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
10.1 10.2 99.1
Compensation Arrangements for S. Russell Stubbs effective November 19, 2007.

Compensation Arrangements for Thomas G. Yetter effective November 19, 2007.

Press Release dated November 19, 2007, regarding the payment of a cash dividend by Frozen Food Express Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: November 20, 2007	By:	/s/ Thomas G.Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Compensation Arrangements for S. Russell Stubbs effective November 19, 2007.
10.2	Compensation Arrangements for Thomas G. Yetter effective November 19, 2007.
99.1	Press Release dated November 19, 2007, regarding the payment of a cash dividend by Frozen Food Express Industries, Inc.